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                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR SECOND QUARTER 2009

	Columbus, Ohio - August 7, 2009 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended June 30, 2009. Assets under management ended the quarter at $4.73 billion a decrease of 14% compared to the second quarter of 2008 and an increase of 5% compared to the year ended December 31, 2008. Revenue decreased 23% to $9.6 million for the second quarter of 2009 compared to the second quarter of 2008. Net income for the quarter was $4.32 million or $1.66 per diluted share compared to net income of $1.78 million or $0.73 per diluted share in the second quarter of 2008. The primary contributor to the increase in net income was a positive investment return of $4.03 million or $1.55 per diluted share in the quarter.

Ric Dillon, president and chief investment officer stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long term investment returns. I am pleased that our strategies have generally outperformed their benchmarks over the past five years."

Jim Laird, chief financial officer, stated, "New client investments in the first half of 2009 were $36 million down significantly from the $1.4 billion in the first half of 2008. We had strong growth in new assets in our long-only strategies, while our long-short strategies have had negative net flows. The result of this shift in asset mix is that our overall effective investment advisory fee is reduced."

					     Three Months Ended June 30,
					    2009	    2008	Change
Revenue					 $9,592,832 	$12,395,713 	-23%
    Net operating income		  2,531,337 	  4,055,628 	-38%
    Net operating margin		     26%	     33%
Investment return			  4,031,896	 -1,331,449	 nm
Net income 		 		  4,315,495 	  1,779,374 	143%
Earnings per share - diluted		   $1.66 	   $0.73 	127%

					     Six Months Ended June 30,
					    2009	    2008	Change
Revenue					$18,477,167 	$23,298,936 	-21%
    Net operating income		 $4,659,954 	 $7,581,199 	-39%
    Net operating margin		     25%	     33%
Investment return			  2,453,045	 -1,706,113	 nm
Net income 				 $4,667,728 	 $3,765,062 	 24%
Earnings per share - diluted		   $1.82 	   $1.55 	 17%


			  			    As Of
                              June 30, 2009   December 31, 2008   June 30, 2008
Assets under management
  (millions)		  	   $4,733 	      $4,510 	       $5,486
Tangible book value per
  share (a)			   $15.88 	      $12.36 	       $21.89
Total outstanding shares	2,602,059 	   2,447,299 	    2,405,613

(a) - A $10 per share special dividend was declared and paid in October 2008.

Beacon Hill Fund Services - In April, Beacon Hill received final approval from FINRA to operate its registered broker dealer, BHIL Distributors, Inc. During the three months ended June 30, 2009, Beacon Hill generated an operating loss of $283 thousand on revenue of $153 thousand compared to an operating loss of $375 thousand on revenue of $19 thousand for the three months ended June 30, 2008. For the six months ended June 30, 2009, Beacon Hill generated an operating loss of $679 thousand on revenue of $241 thousand compared to an operating loss of $567 thousand on revenue of $19 thousand for the six months ended June 30, 2008. The company continues to believe that Beacon Hill will achieve a run rate breakeven by the end of 2009. Net operating margin for the three months ended June 30, 2009 excluding Beacon Hill was 29.8% and for the six months ended June 30, 2009 excluding Beacon Hill was 29.3%.

Diamond Hill Funds - The Diamond Hill Funds' board of trustees approved an increase in fund administration fees effective April 30, 2009. The fee increase is an average of 3 basis points across all share classes.

Assets Under Management - As of June 30, 2009, assets under management ("AUM") totaled $4.7 billion, a 14% decrease in comparison to June 30, 2008. The following is a roll-forward of AUM activity for the six months ended June 30, 2009 and 2008:

						Change in Assets Under Management
						For the Six Months Ended June 30,
(in millions)						2009		2008
AUM at beginning of the period		       	       $4,510 	       $4,403
Net cash inflows (outflows)
	mutual funds	 				(269)	        1,223
	separate accounts	 		  	  343 	 	  222
	private investment funds	 	 	 (38)	 	 (44)
		 				  	   36 	 	1,401
Net market appreciation (depreciation) and income	  187 	 	(318)
Increase during the period		 		  223 	 	1,083
AUM at end of the period		 	       $4,733 	       $5,486

During the six months ended June 30, 2009, the Diamond Hill Long-Short Fund and the private investment funds had outflows while all other Diamond Hill Funds and separate account strategies experienced inflows during the period.

Morningstar Stewardship Grade - On July 1, 2009, Morningstar reaffirmed a stewardship grade of "A" for the Diamond Hill Long-Short, Diamond Hill Large Cap, and Diamond Hill Small Cap funds. Diamond Hill was one of only five fund families to receive stewardship grades of "A" for all of the Funds graded. The letter grade assigned to each fund is based upon the fund's score in the following five categories: regulatory issues, board quality, manager incentive, expenses, and corporate culture.

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the company's operating performance as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can fluctuate significantly from one period to another, as seen over the past year, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

		 			       Three Months Ended June 30,
						   2009		  2008
Net Operating Income, GAAP basis 		$2,531,337     $4,055,628
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	   866,918 	1,406,581
Net operating income after tax,
  non-GAAP basis 	 			 1,664,419 	2,649,047

Net operating income after tax per
  diluted share, non-GAAP basis    		     $0.64 	    $1.08

Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,602,637 	2,447,151


					         Six Months Ended June 30,
						   2009		  2008
Net Operating Income, GAAP basis 		$4,659,954     $7,581,199
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 	 		 1,601,976  	2,722,771
Net operating income after tax,
  non-GAAP basis 	 			 3,057,978 	4,858,428

Net operating income after tax per
  diluted share, non-GAAP basis 		     $1.20 	    $2.00


Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,558,119 	2,424,601


The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363